Exhibit 10.32

                                 LEASE AGREEMENT

     THIS LEASE dated as of the 1st day of February, 1996, between Technology Park Associates, Inc., a Vermont corporation with principal place of business in South Burlington, Vermont; PMF Energy, Inc., a New York corporation with principal place of business in New York, New York; and Axinn-Vermont, Inc., a New York corporation with principal place of business in Jericho, New York (hereinafter collectively called "Landlord") and Ben & Jerry's Homemade, Inc., a Vermont corporation with principal place of business at Waterbury, Vermont (hereinafter called "Tenant").

1.   DESCRIPTION OF PREMISES.

The Landlord hereby leases to the Tenant the premises shown on Exhibit A attached hereto and made a part hereof (the "Premises"), in that certain building (the "Building") located on Lot 8A, Technology Park containing 30.13 acres, more or less, and designated as 115 Kimball Avenue, South Burlington, VT, (the "Property"). Tenant shall also have the non-exclusive right to use driveways, parking areas, entrance ways, walks, and other areas now in place and hereafter from time to time added and made available to other tenants of the Building by Landlord ("Common Areas"). Landlord shall provide reasonable light for all driveways, sidewalks and parking areas, and shall maintain such driveways, walkways and parking areas in a clean condition and in good repair. Tenant and customers and agents of Tenant shall be entitled to the non-exclusive use in common with others of all such Common Areas, such use shall be at all times subject to such reasonable rules and regulations of general applicability to all tenants of the Building, as Landlord may from time to time promulgate

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

governing the same. Tenant shall use and require all of Tenant's employees to use the parking areas designated by Landlord. Tenant shall have 220 spaces allocated to its exclusive use as shown on Exhibit A-1. In addition, should the Tenant exercise its expansion option under this lease, the Tenant shall be entitled to the exclusive use of an additional 10 parking spaces. Tenant's parking spaces will be reasonably identified by signs or pavement markings. Tenant shall have the right to establish reasonable controls over its assigned parking spaces to help insure its exclusive use of said spaces. Prior to implementing any parking controls, Tenant shall consult with and receive Landlord's permission, which shall not be unreasonably withheld or delayed. The parties agree to cooperate on all parking issues.

2.   COMMENCEMENT AND TERM.

The initial term of this lease shall be for ten (10) years and shall commence on January 1, 1996. The first monthly installment of rent shall become due and payable on April 25, 1996, and the term shall expire on January 1, 2006 (the "Initial Term"). The Landlord hereby acknowledges that pursuant to Paragraph 4 hereof, the Tenant has paid the first month's rent due hereunder simultaneously with the execution of this lease.

3.   RENTAL PAYMENTS

(a) Base Rent. Tenant agrees to pay the annual rental set forth in Exhibit B attached hereto and made a part hereof (the "Base Rent") in lawful money of the United States which shall be legal tender in payment of all debts, public and private, at the time of payment, in equal monthly installments in advance on the 25th day of the preceding month during the Initial Term (commencing April 25, 1996) at the office of Landlord or such other place as Landlord may

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designate.  If the Initial Term of this lease does not begin on the first day or end on the last day of a month, the Base Rent for that partial month shall be prorated by multiplying the Base Rent by a fraction, the numerator of which is the number of days of the partial month included in the Initial Term and the denominator of which is the total number of days in the full calendar month. Except as herein specifically provided, the obligation of the Tenant to pay the rent specified herein and all other sums payable by Tenant hereunder shall be absolute and unconditional under any and all circumstances, without notice or demand and without abatement, deduction or setoff. If Tenant shall not pay the Base Rent or any other sum payable under this lease within ten (10) days after it is due, the Tenant shall pay (i) a late charge equal to one (1) percent of the unpaid amount plus (ii) interest at the rate of fifteen percent (15%) per annum on the remaining unpaid balance retroactive to the date originally due, until paid.

(b) Common Area Maintenance Charges ("CAM"). In addition to the Base Rent described in paragraph 3.A. above, Tenant shall pay to Landlord CAM charges, which shall be calculated as follows:

     (A) For the first twelve (12) months of this Lease, CAM charges should be $1.38 per square foot (50,388 square feet times $1.38 equals $69,535.44) $69,535.44, or $5,794.62 per month, commencing April 25,
          1996 ("Initial CAM charge"); and

     (B) Commencing in year two (2) of this Lease, CAM charges shall be the total, actual annual costs to Landlord of real estate taxes and other municipal assessments (net of abatements, including abatements from prior Lease Years

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          to the extent  included in CAM charges and not  previously  credited), and the following operating expenses of the Landlord provided the same are reasonable, actual and necessary, out-of-pocket (except Landlord may use its normal accrual method of accounting), obtained at
          competitive   prices  and  consistent  with  practice  for  comparable
          facilities in the Burlington, Vermont area, and that are directly attributable to the operation, maintenance, management, and repair of the Premises, the Building in which the Premises is located and the parking areas, driveways, walks and other improvements reasonably
          necessary   to  support  the  use  and   occupancy   of  the  Building
          ("Property"),   as  determined  under  generally  accepted  accounting
          principles  consistently applied,  including:

               (1) salaries, and other compensation; including payroll taxes, vacation, holiday, and other paid absences; and welfare, retirement, and other fringe benefits; that is paid to employees, independent contractors, or agents of Landlord engaged in the operation, repair, management, or maintenance of the Property, including the following:

                    (a) inspectors;

                    (b) window cleaners, miscellaneous repair persons, janitors, cleaning personnel;

                    (c) security personnel and caretakers; and

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                    (d) engineers,  mechanics,  electricians,  and plumbers; but
                    not  more  than  two  on-premises   full-time   managers  or
                    superintendents;

               (2) the purchase, cleaning, replacement, and pressing of uniforms of employees;

               (3) repairs and maintenance of the Property and the cost of supplies, tools, materials, and equipment for Property repairs and maintenance, that under generally accepted accounting principles consistently applied, would not be capitalized;

               (4) premiums and other charges incurred by Landlord for insurance on the Property and for employees including:

                    (a)  fire  insurance,   extended  coverage  insurance,   and
                    earthquake,  windstorm,  hail, and explosion insurance;

                    (b) public liability and property damage insurance;

                    (c) workers' compensation insurance;

                    (d) boiler and machinery insurance; sprinkler leakage, water damage, water damage legal liability insurance; burglary, fidelity, and pilferage insurance on equipment and materials;

                    (e) health, accident, and group life insurance;

                    (f) insurance Landlord is required to carry under Section 15; and

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



                    (g) other  insurance as is customarily  carried by operators
                    of   comparable   commercial/industry   buildings   in   the
                    Chittenden  County area;

               (5) costs incurred for inspection and servicing, including all outside maintenance contracts necessary or proper for the maintenance of the Property, such as janitorial and window cleaning, rubbish removal, exterminating, water treatment, electrical, plumbing, and mechanical equipment, and the cost of materials, tools, supplies, and equipment used for inspection and servicing;

               (6) payroll taxes, federal taxes, state and local unemployment taxes, and social security taxes paid for employees;

               (7) sales, use, and excise taxes on goods and services purchased by Landlord;

               (8) license,  permit, and inspection fees;

               (9) auditor's fees for public accounting;

               (10) legal fees, costs and disbursements but excluding those--

                    (a) relating to disputes with tenants, or

                    (b) based upon Landlord's breach of leases with other tenants, negligence or other tortious conduct, or

                    (c) relating to enforcing any leases except for enforcing lease provisions for the benefit of the Buildings tenants generally, or

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                    (d)  relating to the defense of the  Landlord's  title to or interest in the Property;

               (11) management fees (calculated at fifteen percent (15%) of the real estate taxes, assessments and operating expenses described herein) to a person or entity other than the Landlord;

               (12) the annual amortization over its useful life with a reasonable salvage value on a straight-line basis of the costs of any capital improvements made by Landlord and required by any changes in applicable laws, rules, or regulations of any governmental authorities enacted after the Building was fully assessed as a completed and occupied unit and the Lease was signed;

               (13) the annual amortization over its useful life with a reasonable salvage value on a straight-line basis of the costs of any equipment or capital improvements made by Landlord after the Building was fully assessed as a completed and occupied unit and the Lease was signed, as a labor-saving measure or to accomplish other savings in operating, repairing, managing, or maintaining of the Property, but only to the extent of the savings;

               (14) any costs for substituting work, labor, materials, or services to the extent the same are used in place of any of the above items, or for any additional work, labor, materials, services, or improvements to comply with any governmental laws, rules, regulations, or other

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



               requirements applicable to the Property enacted after the Building was fully assessed as a completed and occupied unit and the Lease was signed, that, at the time of substitution or addition, are considered operating expenses under generally accepted accounting principles consistently applied; and

               (15) other costs reasonably necessary to operate, repair, manage, and maintain the Property in a first class manner and condition. Notwithstanding anything contained herein to the contrary, operating expenses shall not include (i) costs billed to and paid by specific tenants; (ii) the cost of repairs or replacements resulting from insurable casualty losses or eminent domain takings; (iii) depreciation or amortization of the Property or any part thereof, except as expressly permitted; (iv) replacement or contingency reserves; (v) ground lease rents or payment of any debt or equity obligations; (vi) legal or other professional fees relating to leasing, financing or other services not related to the normal operation, maintenance, cleaning, repair and protection of the Property; (vii) brokerage fees and commissions;
               (viii)  promotional,  advertising or public  relations  expenses;
               (ix) services provided for a particular tenant, and not tenants in general; (x) capital expenditures; and (xi) costs for services or expenses that are materially different than those set forth as items (1) through (14) above, unless such services or expenses are required by law or are necessary in the reasonable judgment of the Landlord to keep the Property competitive with similar

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               properties in the Burlington,  Vermont area.  Operating  expenses shall be reduced by the amount any  proceeds,  awards,  payments,
               guarantees,   credits  or  reimbursements,   which  the  Landlord
               actually receives and which are applicable to operating expenses less the cost reasonably incurred in recovering such amount. Operating expenses shall not include payments to affiliates of the Landlord to the extent such payments exceed customary charges for the goods or services provided by such affiliate. In the event that any operating expenses are shared by tenants of the buildings other than the Building, the Landlord will charge to the Tenant only its proportionate share of the expenses allocable to the Building in particular. Tenant's percentage of total CAM charges shall be eighteen and 32/100 percent (18.32%) (28.6%, if Tenant exercises its option for additional space under Paragraph
               31).  The  percentage  of  CAM  charges   payable  by  Tenant  is
               calculated by dividing the Tenant's gross leasable area (50,388 square feet) by the total gross leasable area in the Building (275,000 square feet). Tenant shall pay to Landlord in equal monthly installments the Initial CAM charge, due on the 25th day of each preceding month included in the term of this Lease. If in the course of a calendar year of the lease year, the CAM charge costs exceed the Initial or previous year's CAM charge payable by all Tenants occupying the building for such period, Landlord shall notify Tenant of this within sixty (60) days after the end of the calendar year. Notice shall consist of a statement received by Tenant that sets forth the CAM charge

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



               costs for such period and the amount thereof due from Tenant. If Tenant requests, Landlord shall give Tenant reasonably detailed documentation to support Landlord's CAM charges. Tenant shall have fifteen (15) days after the receipt of such notice to pay the amount to Landlord. If any of the costs to Landlord included in CAM charges, decrease in subsequent years, the applicable savings shall be passed on to Tenant by appropriate pro rata adjustments to the CAM charges. The Landlord represents to the Tenant that the estimate of $1.38 per square foot in CAM charges for the first year is reasonable and reflects Landlord's good faith attempt to determine CAM charges on the building recently acquired by Landlord. During the term of this Lease, annual increases of building management fees and maintenance expenses shall not exceed 6%. Landlord agrees upon request of Tenant to provide an annual statement of account prepared by Landlord's accountant, certifying that the CAM charges for the previous year were consistent with what the lease allowed, and generally accepted accounting principles. Tenant may, at its own cost, request an audit of Landlord's CAM charge accounts and records, and if an audit reveals that Tenant has been overcharged based upon reasonable accounting principles, Tenant's CAM charges shall be adjusted accordingly. If an audit reveals a discrepancy in Tenant's favor by more than 10%,

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               Landlord  shall  reimburse  Tenant  one-half (1/2) the reasonable cost of the audit.

4.   DEPOSIT.

The Tenant shall pay to the Landlord, no later than the date of the commencement of the Initial Term of this lease the sum of Thirty-three Thousand Five Hundred Ninety-two Dollars ($33,592) of which $16,796 shall be applied to the May rental, and $16,796 shall be held by Landlord as a security deposit, (the "Security Deposit") as security for the payment of Base Rent and all other sums which may become due pursuant to this lease and as security for the faithful performance by the Tenant of all obligations of the Tenant under this lease. The Security Deposit shall be maintained by the Landlord in a common Security Deposit account, although it shall not accrue interest. The Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of Base Rent or any other sums as to which the Tenant shall be in default, reimbursement of any sum which the Landlord may expend by reason of the Tenant's default of any provision of this lease and the payment of any damages or other sums to which the Landlord may be entitled under this lease or under applicable law by reason of Tenant's default. Provided that the Tenant is not in default beyond any applicable notice and cure period hereunder, any part of the Security Deposit not used by the Landlord as permitted by this paragraph shall be returned to the Tenant within thirty (30) days after the expiration of the lease term, or may, at the Tenant's option, be applied to the last month's rent payable hereunder.

5.   NET LEASE.

The Landlord shall not be required to provide any services or do any action in connection with the Premises except as specifically provided herein.

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6.   USE OF PREMISES.

The Tenant may use the Premises for general office use and light warehousing, and for such other ancillary uses as are consistent with general office use and light warehousing. The Tenant shall not otherwise use or occupy the Premises or allow any activity in or about the Premises which would (i) materially impair the value or usefulness of the Premises or the building of which the Premises are a part, (ii) adversely affect the fire and comprehensive insurance or liability insurance premiums payable by the Landlord with respect to the building of which the Premises are a part, (iii) constitute a public or private nuisance or waste or a violation of any state, local or federal statute, rule, regulation or ordinance, or (iv) unreasonably disturb or interfere with the use and occupancy of any other parts of the building or land of which the Premises are a part. Tenant shall not use the Premises for any other purpose other than those specified above without the prior written consent of the Landlord which consent shall not be unreasonably withheld or delayed. Landlord represents that the Premises is zoned for such general office light warehousing and ancillary use.

7.   MAINTENANCE AND REPAIR.

The Tenant shall, throughout the term of this lease, at its own cost and expense, maintain the interior of the Premises (including all interior equipment and systems used exclusively by Tenant, and such other fixtures as are used in connection with the occupancy of the Premises, including any and all replacements made by the Tenant) (except such as are the Landlord's obligation to maintain hereunder) in such condition, repair and order, as the same now are or hereafter may be put, reasonable wear and tear, fire or other casualty, repairs that are the obligation of Landlord to make, or damage caused by the failure of the Landlord to make repairs hereunder, excepted.

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



Landlord shall keep and maintain the HVAC and other major building systems, and Common Areas, including the roof and structure of the building of which the Premises are a part in good condition. Tenant shall be responsible for any repairs, replacement or maintenance of any skylight which Tenant installs after written approval of the plans from Landlord, which shall not be unreasonably withheld or delayed. The Tenant shall also keep the Premises in a neat and clean condition.

8.   UTILITIES AND SERVICES.

In addition to the general obligations of the Landlord set forth elsewhere in this lease, the Landlord shall only furnish those services as set forth in Exhibit C attached hereto and made a part hereof. The Landlord shall not be liable for any failure of water supply or electric current or of any service by any utility, nor for injury or damage to persons (including death) or property caused by or resulting from steam, gas, electricity, water, rain or snow which may flow or leak from any part of the Premises, or from any pipes, appliances or plumbing works of the same or from the street or subsurface or from any other place, nor from interference with light or other incorporeal hereditaments or easements, however caused, except as due to the affirmative acts or gross negligence of the Landlord. Except as set forth in Exhibit C, the Tenant specifically agrees to pay all charges for electricity, water, light, and sewer supplied to the Premises, and shall indemnify the Landlord against any and all liability on such account.

9.   COMPLIANCE WITH LAWS.

The Tenant, at its sole expense, shall comply with all laws, orders and regulations of federal, state, and municipal authorities, with any direction of any public officer, pursuant to law, any requirements of any insurance carrier insuring the Premises or the building of which the Premises are a part affecting the Premises or relating to the use or occupancy of the Premises by the Tenant.


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The Tenant, at its sole expense,  shall obtain all licenses or permits which may be required for the conduct of its business, the use of the Premises by it, or for the making of repairs, alterations, improvements, or additions to the Premises and the Landlord, where necessary, will join with the Tenant in applying for all such permits or licenses. Tenant shall not use or occupy the Premises for any unlawful purpose. Landlord has no knowledge of any violation of any permit or approval previously granted in connection with the use or occupancy of the Building. Any future changes, additions or improvements to the Building by Landlord shall be performed in conformance with all applicable rules, ordinances and regulations. Landlord warrants and represents that the common areas of the Building are in compliance with the requirements of Title III of the Americans with Disabilities Act of 1990, 42 U.S.C. ss.12101 et seq.
("ADA").   Landlord   further   covenants  and  agrees  that  any   alterations,
modification, fit-up or construction performed by Landlord to the common areas located thereon shall be performed in compliance with the ADA. Tenant represents and covenants that it shall conduct its occupancy and use of the Premises in accordance with the ADA (including, but not limited to, modifying its policies, practices and procedures, and providing auxiliary aids and services to disabled persons). If the Lease provides that the Tenant is to complete certain alterations and improvements to the Premises in conjunction with the Tenant taking occupancy of the Premises, Tenant agrees that that work shall comply with the ADA and, on request of the Landlord, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that that work was performed in compliance with

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the ADA.  Furthermore,  Tenant  covenants  and  agrees  that any and all  future alterations or improvements made by Tenant to the Premises shall comply with the ADA.

10.  CONDITION OF PREMISES.

The Tenant acknowledges that it has had sufficient opportunity to inspect the Premises and accepts the Premises in its present condition and without any representation or warranty by the Landlord as to the condition of the Premises or any improvements which are located on the Premises or as to the use or occupancy which may be made thereof. Tenant acknowledges that Landlord and Landlord's agents have made no representation or warranties as to the condition or use of the Premises except Landlord represents and warrants that the Premises is zoned for general office and light warehousing and ancillary uses, and that to Landlord's knowledge, the Building does not contain latent defects. At the expiration or earlier termination of this lease, the Tenant shall remove all goods and effects not the property of Landlord and shall peaceably surrender the Premises in as such condition as they are required to be maintained hereunder.

11.  ALTERATIONS AND IMPROVEMENTS.

No alteration, addition, or improvement to the Premises shall be made by the Tenant without the prior written consent of the Landlord, which shall not be unreasonably withheld or delayed. The Tenant may not place on the Premises any sign or advertising matter of any kind without obtaining the prior written approval of the Landlord, which shall not be unreasonably withheld or delayed. Any alteration, addition, or improvement made by the Tenant shall become the property of the Landlord upon the expiration or other sooner termination of this lease unless Tenant notifies Landlord not less than one hundred twenty (120) days prior to the expiration of the lease, that Tenant desires to remove some or all of such alterations, additions or improvements. In that event, Tenant

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may remove such  alterations,  additions or  improvements  provided that Tenant, prior to vacating the Premises, restores the Premises and the Building to their original condition. Tenant shall have the option of removing trade fixtures and placing the Premises in their original condition at the Tenant's cost upon such termination of this lease. Tenant may desire to add a mezzanine level of approximately six thousand (6,000) square feet in the Premises in order to increase the usable lease area. Landlord is willing to consider Tenant's proposal in the future, provided that the parties agree to mutually satisfactory terms and conditions, and an addendum to this Lease is executed. If the other terms and conditions are agreed to, Landlord shall lease the mezzanine space at the same rental rate, or such lower rate as may be negotiated by the parties, and CAM charges per square foot as the original ground floor space described in Exhibits A and B attached hereto. If approximately six thousand (6,000) square feet of mezzanine is added by Tenant, Landlord shall provide an additional twenty four (24) exclusive parking spaces to Tenant.

12.  TENANT'S DEFAULT.

A "default" shall be defined for all purposes of the lease as follows:

     (a) Failure to make due and punctual payment of any Base Rent or other sums payable under this lease when and as the same shall become due and such failure shall continue for a period of ten (10) days after written notice of default by Landlord to Tenant specifying that such amounts have not been paid when due; or

     (b) Failure by the Tenant in the performance or compliance with any of the agreements, terms, covenants or conditions in this lease other than those referenced in the foregoing subparagraph (a), and such failure shall not be cured within a period of thirty (30) days after written notice by the Landlord to the Tenant specifying the failure, or, in the case of a failure

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          which  cannot with due  diligence be cured within said thirty (30) day period, if the Tenant fails to commence within said thirty (30) day period the steps necessary to cure the same and thereafter to prosecute the cure of such failure with due diligence; or

     (c) If the Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or if there shall be appointed a receiver or trustee of all or substantially all of the property of the Tenant, or if the Tenant shall make an assignment for the benefit of creditors; or

     (d) If the Tenant shall vacate the Premises, without taking reasonable measures to protect the Premises against vandalism, theft or weather, and any such condition shall continue for a period of twenty days after written notice from the Landlord.

Upon the occurrence of one or more events of default, in addition to any other rights or remedies the Landlord may have, the Landlord shall have the right to immediately re-enter and regain possession of the Premises and to exclude the Tenant from further use, occupancy, and enjoyment thereof. In particular, but not by way of limitation, the Landlord may in the event of such uncured default, remove all persons and property from the Premises and may store such property in a public warehouse or elsewhere at the cost of and for the account of the Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby. Should the Landlord elect to re-enter, as provided herein, or should the Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, this lease shall terminate. The Landlord shall use reasonable efforts to relet the Premises or any part thereof for such term or terms which may be for a term extending beyond the term of this lease, and at such rental and upon such other terms and conditions as the

March 11, 1996
                                       17

Landlord, reasonably deems advisable. Upon such reletting, all rental thereby received by the Landlord shall be applied: first, to the payment of any reasonable costs and expenses of such reletting, including brokerage fees and attorneys' fees, and costs of any such alterations and repairs as the Landlord may make to facilitate such re-rental; second, to the payment of any Base Rent or other amounts due hereunder from the Tenant to the Landlord; and, third, the residue, if any, shall be held by the Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rent received from such reletting during any month be less than that to be paid during the month by the Tenant hereunder, the Tenant shall pay any such deficiency to the Landlord. Should the Landlord at any time terminate this lease for any default, in addition to any other remedies it may have, the Landlord may within twelve
(12) months after such termination upon notice to the Tenant, elect to recover, in lieu of other remedies, from the Tenant all damages the Landlord may incur by reason of such default, including the costs of recovering the Premises, reasonable attorneys' fees, together with the worth at the time of such termination of the excess, if any, of the amount of rent and other sums payable by Tenant hereunder for the remainder of the applicable term over the then reasonable rental value of the Premises for the remainder of such term, all of which amounts shall be immediately due and payable from the Tenant to the Landlord.

13. LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS, AND TENANT'S RIGHT TO PERFORM LANDLORD'S OBLIGATION OF MAINTENANCE AND REPAIR.

If the Tenant is in default of any provision of this lease, other than the provisions requiring the payment of rent, and the Landlord shall give to the Tenant written notice of such default, and if the Tenant shall fail to cure such default within twenty (20) days after the receipt of such notice, then the Landlord may cure such default for the account of the Tenant, and any sums reasonably expended

March 11, 1996
                                       18
by the Landlord in connection therewith shall be deemed to be additional rent and payable with rent which shall next become due. Once Tenant pays the amount as additional rent, Tenant's default shall be deemed cured for all purposes. If the Landlord is in default of any of its obligations of repair or maintenance under this lease, Tenant shall have the right to give Landlord 30 days written notice of Tenant's intention of making the repairs or required maintenance, and if Landlord fails to effect the required maintenance or repair within the said 30 days (unless delayed by causes beyond the control of Landlord), Tenant may contract and perform said repairs or maintenance, and deduct the cost from its rental payments hereunder. If the Landlord's failure to repair or maintain causes an emergency situation in the Premises which threatens the health or safety of Tenant's occupants, or an immediate threat to the property of Tenant, Tenant shall give reasonable notice to Landlord before performing any repairs or maintenance itself.

14.  RIGHT OF ACCESS.

Upon reasonable prior notice from the Landlord to the Tenant, the Landlord and its representatives may enter the Premises at reasonable times for the purpose of inspecting the Premises, performing any work on the Premises or the property of which the Premises are a part which the Landlord is authorized or obligated to undertake, exhibiting the Premises for sale or lease, (but only within the last 12 months of the term), or mortgage financing, or posting any required notices.

15.  INSURANCE.

During the term of this lease, the Tenant, at its sole cost and expense, and for the benefit of the Landlord, shall carry and maintain the following types of insurance in the amounts specified:

March 11, 1996
                                       19

     (a) Fire and extended coverage insurance covering the betterments and improvements of Tenant against loss or damage by fire and against loss or damage by other risks now or hereafter embraced by "extended coverage", so-called, in an amount not less than full replacement cost.

     (b) Comprehensive public liability insurance, including property damage, insuring the Landlord against liability for injury to persons or property occurring in or about the Premises or arising out of the ownership, maintenance, use, or occupancy thereof. The liability under such insurance shall not be less than Five Million Dollars ($5,000,000.00) for any one person injured or killed, and not less than Three Million Dollars ($3,000,000.00) for any one accident and not less than One Million Dollars ($1,000,000.00) for personal property damage per accident.

All insurance policies maintained by Tenant pursuant to the terms of this lease shall be issued by insurance companies reasonably acceptable to Landlord, shall name Landlord and Tenant as insureds as their respective interests may appear and shall be written as primary policies which do not contribute to and are not in excess of coverage which Landlord may carry. All such insurance policies shall require the insurance carriers to provide the Landlord with at least fifteen (15) days written notice prior to termination or cancellation of any policy. At the commencement of the term of this lease and thereafter not less than fifteen (15) days prior to the expiration date of any policy required hereunder, Tenant shall deliver to Landlord certificates of insurance in form and substance acceptable to Landlord.

Landlord shall keep the Building, and the Property insured against damage and destruction by fire, vandalism, and other perils in the amount of the full replacement value of the Building, as

March 11, 1996
                                       20
the value may exist from time to time. The insurance shall include an extended coverage endorsement of the kind required by an institutional lender to repair and restore the Building.

The Landlord shall maintain contractual and comprehensive general liability insurance, including public liability and property damage, with a minimum combined single limit of liability of five million dollars ($5,000,000.00) for personal injuries or deaths of persons occurring in or about the Building, Property and the Premises. The Landlord shall name the Tenant as an additional insured as the Tenant's interest may appear.

16.  WAIVER OF SUBROGATION.

Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to Property, including the Building and the Premises caused by fire or any of the extended coverage or supplemental contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party or anyone for whom such other party shall be responsible; provided, however that any such release shall not adversely affect or impair any insurance policies required to be maintained hereunder, or prejudice the right of the releasor to recover under such policies. Landlord and Tenant agree that each will require its insurance carrier to include in its policy a clause or endorsement confirming the foregoing. If extra costs shall be charged therefor, the insuring party shall advise the other thereof and the other party, at its election, may pay the same, but shall not be obligated to do so; provided, however, if the other party does not pay such extra cost then the first party need not include in its policy such a clause or endorsement.

March 11, 1996
                                       21

17.  TENANT'S PROPERTY.

(a) The Landlord, its agents, contractors, or employees, shall not be liable for any damage to property of the Tenant or of others located on the Premises or entrusted to its employees nor for the loss of any such property by theft or otherwise, and Landlord, its agents, contractors, or employees shall not be liable for any injury or damage to persons or property resulting from fire,; explosion, falling plaster, steam, gas, electricity, wind, water, rain, snow or ice which may leak into the Premises from pipes, appliances or plumbing systems or from the street or from any other place, or from dampness or from any other cause whatsoever, unless caused by or due to the willful or negligent act or omission of the Landlord or its agents, contractors, or employees. All property of the Tenant or of others kept or stored on the Premises shall be so kept or stored at the risk of the Tenant only and the Tenant shall hold the Landlord harmless from any claims arising out of any damage to the same.

(b) If the Tenant is in default under the terms of this lease and vacates or abandons the Premises (or after 15 days from the termination or expiration of this lease), any property that the Tenant leaves on the Premises shall be deemed to have been abandoned and may either be retained by the Landlord as its own property or may be disposed of at public or private sale as the Landlord sees fit. Any property of the Tenant sold at public or private sale or retained by the Landlord shall have the proceeds of any such sale, or the then current fair market value of any property retained by the Landlord as reasonably determined by the Landlord, applied by the Landlord against (i) any expenses of the Landlord for removal, storage or sale of such property, (ii) any unpaid Base Rent or other amounts payable under this lease and (iii) any damages or other amounts to which the Landlord may be entitled under this lease. The

March 11, 1996
                                       22
     balance of such amounts, if any, shall be paid to the Tenant at the address set forth herein for notices to the Tenant. The Landlord hereby waives any statutory lien or other security interest that it now or hereafter may have (unless affirmatively granted by the Tenant) in the goods, equipment and other personal property of the Tenant presently, or which may hereafter be, situated on the Premises.

18.  QUIET ENJOYMENT.

Landlord covenants and agrees with Tenant that upon Tenant paying said rent, and performing all the covenants and conditions aforesaid, on Tenant's part to be observed and performed, Tenant shall and may peaceable and quietly have, hold and enjoy the premises hereby demised, twenty-four hours a day, seven days a week, for the term aforesaid, subject, however, to any future underlying mortgages, in accordance with Paragraph 22 herein.

Landlord agrees to limit other uses in the building to those which would not unreasonably affect Tenant's peaceful use and occupancy. For example, Landlord will not allow uses which would cause undue noise, odor or vibrations, such as cheese-making, oil storage, foundries and other heavy industrial use, or any other uses which would not be reasonably compatible with office/light industrial/institutional or educational uses. Landlord shall also take reasonable measures to provide that any future use of the building will not interfere with "food grade" (as that term is used in applicable federal regulations) storage of Tenant.

19.  ASSIGNMENT AND SUBLETTING.

March 11, 1996
                                       23

This lease may not be assigned or the Premises sublet by the Tenant without the express written consent of the Landlord, which shall not be unreasonably withheld or delayed. However, Tenant may assign this lease or sublease part or all of the Premises without Landlord's consent to:

     (i) any corporation or partnership that controls, is controlled by, or is under common control with, Tenant; or

     (ii) any corporation resulting from the merger or consolidation with Tenant or to any entity that acquires all or substantially all of Tenant's assets as a going concern of the business that is being conducted on the Premises, as long as the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant.

20.  INDEMNIFICATION.

Tenant's Indemnity. Tenant indemnifies, defends, and holds Landlord harmless from claims which are:

(a)  for personal injury, death, or property damage; and

(b)  for  incidents  occurring in or about the Premises or Building or Property;
     and

(c) caused by the negligence or willful misconduct of Tenant, or those parties for whose conduct the Tenant is legally responsible.

When the claim is caused by the joint negligence or willful misconduct of Tenant and Landlord or Tenant and a third party unrelated to Tenant, except Tenant's agents, employees, or invitees, Tenant's duty to defend, indemnify, and hold Landlord harmless shall be in proportion to Tenant's allocable share of the joint negligence or willful misconduct.

Landlord's Indemnity. Landlord indemnifies, defends, and holds Tenant harmless from claims which are:

March 11, 1996
                                       24

(a)  for personal injury, death, or property damage; and

(b)  for  incidents  occurring in or about the Premises or Building or Property;
     and

(c) caused by the negligence or willful misconduct of Landlord, or those parties for whose conduct the Landlord is legally responsible.

When the claim is caused by the joint negligence or willful misconduct of Landlord and Tenant or Landlord and a third party unrelated to Landlord, except Landlord's agents, employees, or invitees, Landlord's duty to defend, indemnify, and hold Tenant harmless shall be in proportion to Landlord's allocable share of the joint negligence or willful misconduct.

21.  CONDEMNATION.

If at any time during the term of this lease a substantial portion of the Premises (meaning thereby so much as shall render the Premises substantially unusable by Tenant, as reasonably determined by Tenant) shall be taken by exercise of the right of condemnation or eminent domain or by agreement between Landlord and those authorized to exercise such rights, (all such proceedings being collectively designated as a "taking in condemnation" or a "taking"), this lease shall terminate and expire on the date of the taking and the rent and other amounts payable by Tenant hereunder shall be apportioned and paid to the date of the taking. Tenant shall have no right to interpose, prosecute or collect a claim against the Landlord in any proceedings for taking in condemnation for the loss of the value of this lease or improvements made by the Tenant to the Premises; provided, however, that the Tenant may claim and recover from the condemning authority, but not from the Landlord, such compensation as may be separately awarded or recoverable by the Tenant in Tenant's own right on account of any and all damage to Tenant's business by reason of any taking in condemnation and for and on account of any cost or loss to which Tenant might be put in removing Tenant's

March 11, 1996
                                       25
merchandise, furniture, fixtures and equipment. Except as expressly set forth in the immediately preceding sentence, any award for the value of the land, buildings and improvements and loss of rent shall belong to the Landlord, and Tenant shall not be entitled to share in any such award on account of any leasehold interest. If the title to less than a substantial portion of the Premises shall be taken in condemnation so that the business conducted on the Premises (as reasonably determined by Tenant), can be continued without material diminution, this lease shall continue in full force and effect. If the taking does not amount to a substantial portion but does materially adversely affect the Tenant's ability to conduct Tenant's business on the Premises, the rent from and after the date of the vesting of title in the condemnor shall be equitably adjusted by the Landlord to reflect the diminished value of the Premises to the Tenant as a direct result of the condemnation. Any award for a partial taking shall be vested as set forth herein relating to total taking in condemnation.

22.  PRIORITY OF MORTGAGES.

This Lease shall be subject and subordinated to the lien of all mortgages and deeds of trust at all times in any amount or amounts whatsoever that may now exist or hereafter be placed on or against the Building or Property, or on or against Landlord's interest or estate therein, all without the necessity of having further instruments executed on the part of Tenant to effectuate such subordination. Notwithstanding the foregoing, in the event of a foreclosure of any such mortgage or deed of trust or of any other action or proceeding for the enforcement thereof or of any sale thereunder, this lease will not be barred, terminated, cut off, or foreclosed, nor will the rights or possession of Tenant hereunder be disturbed, if Tenant shall not then be in default in the payment of rent or other sums or be otherwise in default under this lease, and Tenant shall attorn to the purchaser at such foreclosure, sale, or other action or proceeding. Tenant agrees to execute,

March 11, 1996
                                       26
acknowledge, and deliver upon demand such further instruments evidencing such subordination of this lease to the lien of any such mortgages or deeds of trust as may reasonably be required by Landlord. Provided, however, that Tenant's covenant to subordinate this Lease to mortgages or deeds of trust hereafter executed is conditioned upon each such senior instrument containing the commitments specified in the preceding sentence. The Landlord represents to Tenant that as of the date this lease is signed, there are currently no mortgages or other liens or interests that would take priority over this lease, and/or would require a third party consent.

23.  CUMULATIVE REMEDIES.

The remedies of the Landlord herein shall be cumulative and not alternative, and not exclusive of any other right or remedy available to the Landlord.

24.  HOLDOVER TENANCY.

Any holding over by the Tenant after the termination of this lease shall be on a day to day basis at the rate of (i) 150% of the Base Rent, plus (ii) applicable CAM and utility charges in effect at the time of the holding over prorated on a daily basis. The covenants and agreements contained herein shall remain in force during the period of any holding over insofar as applicable.

25.  HAZARDOUS SUBSTANCES.

Except for materials used, stored or handled in the ordinary course of Tenant's business, in compliance with all applicable laws and regulations, the Tenant shall not handle, process, store, release or use any hazardous or toxic materials in or on the Premises without the express written consent of the Landlord, which may be withheld in its sole discretion. In connection with the Tenant's use or occupancy of the Premises, the Tenant shall comply in all respects with any applicable law, ordinance, regulation or ruling relating to environmental protection or the presence,

March 11, 1996
                                       27
use, generation, storage, release, containment or disposal of hazardous or toxic materials. The Tenant shall indemnify, defend and hold the Landlord harmless from and against any and all damage, cost, loss, liability and expense (including reasonable attorney's fees) which may be incurred by the Landlord by reason of, resulting from, or arising in any manner whatsoever out of the breach of the obligations of the Tenant contained in this Paragraph. The Landlord shall require all other tenants in the Building to execute leases containing this Hazardous Substances provision. Landlord has provided copies to Tenant of any and all available environmental site assessments or reports on the land upon which the Premises is located, and the Tenant hereby waives any claim against Landlord in the future regarding toxic substances or hazardous waste disclosed in said assessments and reports.

The Landlord represents that except as disclosed in said assessments and reports, it has no knowledge of any toxic or hazardous materials on the Property.

26.  RECORDING OF LEASE.

This lease shall not be recorded by or on behalf of the Tenant, except at the express request of the Landlord and in the event this lease is recorded without the permission of the Landlord, then this lease agreement, at the option of the Landlord, shall become null and void, and of no further force and effect, and all rights of the Tenant hereunder shall cease. Either of the Landlord or the Tenant may request that both parties agree to and sign and record a notice of lease stating the names of the parties, the description of the Premises, the term of this lease, and such other additional information as may be reasonably necessary to accurately reflect the terms of this lease, and to protect the legitimate interests of the Landlord and the Tenant against third parties.

March 11, 1996
                                       28

27.  RENEWAL OF LEASE.

The Tenant shall have the right to extend the Initial Term of this lease set forth in Exhibit D attached hereto and made a part hereof. If there is no Exhibit D attached hereto then the Tenant shall have no right to extend the Initial Term of this lease. Except as set forth in Exhibit D any Renewal Term shall be upon all of the terms and conditions of this lease, except no further renewals or extensions of this lease shall be permitted. As a condition precedent to the Tenant's exercise of any right of renewal provided by Exhibit D, the Tenant must not be in default beyond any applicable notice and cure provided herein. Tenant shall exercise each renewal, if at all, not less than three hundred sixty five (365) days prior to the end of the then existing term. Renewal shall be by written notice delivered to the Landlord.

28.  NOTICES.

  All
notices or other communications under this lease shall be in writing and shall be personally delivered or deposited in the United States mail, first class, registered or certified mail, postage prepaid and shall be addressed as follows:

         (a)      Landlord:

                  PMF Energy, Inc., Axinn-Vermont, Inc. and
                  Technology Park Associates, Inc.
                  c/o John Illick
                  2450 Painter Road
                  Middlebury, VT  05753

          (b)     Tenant:

                  Ben & Jerry's Homemade, Inc.
                  115 Kimball Avenue
                  South Burlington, VT  05403


March 11, 1996
                                       29

Either party may change its address by providing notice to the other party in accordance with the above requirements.

Notice for the purposes hereof shall be deemed given when mailed, except that if any time period commences hereunder with notice, such time period shall be deemed to commence when such notice is delivered or, if earlier, when postal records indicate delivery was first attempted.

29.  FIT-UP.

Landlord and Tenant agree to the fit-up and improvements shown on Exhibit E attached hereto.

30.  TEMPORARY OFFICE SPACE.

The Landlord shall provide Tenant with approximately 34,200 square feet of temporary office space across the south side of the building as identified on the plan attached as Exhibit F until May 1, 1996. Tenant shall have this temporary space rent-free until May 1, 1996, but shall pay its prorated share of CAM and utility expenses, as follows:

     (1) an agreed sum of $15,732 in CAM charges through May 1, 1996, or a pro-rata amount if Tenant vacates prior to May 1, 1996;

     (2)  12.44% of all utility expenses (except for electricity); and

     (3)  a share of the total electric bill calculated as follows:

          (i) the two (2) previous year's electric bills for the entire Building prior to Tenant's occupancy shall be averaged and divided by twelve (12) (the "Prior Monthly Average").

          (ii) the difference ("Difference") between the Prior Monthly Average and the monthly electric charge after occupancy ("Current Bill") shall be determined.

March 11, 1996
                                       30

          (iii)Tenant shall pay to Landlord the Difference, plus an amount equal to 12.44% of the current bill for the Building.

If the Tenant has not vacated this temporary office space by May 1, 1996, Tenant shall pay to the Landlord as holdover rental, the sum of $15,000 per month for each month, or a portion thereof that Tenant occupies said temporary office space. The parties will use their best efforts to insure that the Premises are complete and ready for occupancy by the Tenant by May 1, 1996.

31.  OPTION TO EXPAND.

(a) Provided there is no default under this lease on the date the option is exercised, Tenant shall have the exclusive option to lease an additional 27,300 square feet (28,392 square feet including 4% of Common Area), adjacent to the Premises, as shown on Exhibit A, ("Option Space") at the same rate per square foot, Base Rent, plus CAM charges, and the prorata share of utility charges, and under the same terms and conditions described in this lease.

(b) Tenant shall exercise its option to lease the additional space no later than December 31, 1996, by notifying Landlord in writing during the term of the option, and if Tenant does exercise its option rights hereunder, Tenant shall lease the Option Space on the terms referred to in subparagraph (a) above except that:

     (1) the term for the Option Space shall be coterminous with the term of Tenant's lease of the Premises;

     (2)  the space shall be taken by Tenant "as is"; and

     (3) A confirmatory amendment to this Lease providing for the lease of the Option Space shall be executed by Tenant within ten (10) business days of the receipt by Landlord from Tenant of its intent to exercise the option. Notwithstanding the foregoing, it is

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                                       31
          expressly   understood   and  agreed  that  the  Option   Space  shall
          automatically be added to the Premises under this lease once the expansion option has been validly exercised by the Tenant.

32.  LIMITATION OF LIABILITY.

Notwithstanding anything to the contrary contained in this Lease, Tenant agrees and understands that Tenant shall look solely to the estate in the Property of Landlord, including, but not limited to, all rents, profits and proceeds therefrom, for the enforcement of a judgment (or other judicial decree) requiring the payment of money by Landlord to Tenant by reason of default, breach or event of default of Landlord in performance of its obligations under this Lease, it being intended that there will be absolutely no personal liability on the part of Landlord, and no other assets of Landlord, the investors in Landlord, or of Landlord's partners, if any, shall be subject to levy, execution, attachment or any other legal process for the enforcement or satisfaction of the remedies pursued by Tenant in the event of such default, breach, or event of default, this exculpation of liability to be absolute and without exception whatsoever.

33.  DAMAGE OR DESTRUCTION OF PREMISES.

(a) In the event that the Premises or the Building is damaged or destroyed by fire, windstorm, or any other casualty to such an extent that it shall appear unlikely under the existing conditions that such damage could be repaired within ninety (90) days from the date such work commences, then Tenant shall have the privilege of terminating this Lease as of the date of such event (notwithstanding any provisions in the Lease to the contrary) by furnishing written notice to Landlord to that effect not more than thirty
     (30) days after such event; and

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                                       32
     upon such election by Tenant, the rental hereunder shall be prorated and paid or refunded, as the case may be, as of the date the damage occurred.

(b) If, however, the nature of such damage is such that the Building could reasonably be repaired or reconstructed substantially to its former condition within ninety (90) days from the date such work commences, or if Tenant did not exercise its aforementioned privilege to terminate this Lease, then in either or such events, Tenant shall not be entitled to surrender this Lease, but Landlord shall with reasonable due diligence commence to repair and restore the Premises to a condition at least equivalent to that prevailing immediately prior to the happening of such casualty with all reasonable dispatch, and in any event, in the absence of unavoidable delay, such repair or restoration to be completed within ninety
     (90) days from the date such work commences, or such other period of time as Tenant and Landlord may agree upon in writing, and if, during the period of such repair or restoration, Tenant is deprived of occupancy of all or any part of the Premises for Tenant's accustomed use thereof, then, to the extent that Tenant may be unable reasonably to conduct its regular business therein, Tenant shall receive a proportionate reduction from its rental obligation hereunder corresponding to the time during which, and the proportion of said Premises from which, Tenant shall have been so deprived. In all events, the Tenant shall have the further option of terminating this lease should repairs to or restoration of the Premises not be complete within six months of the date of the casualty.

(c) Notwithstanding the foregoing provisions in this Paragraph 33, if, as a result of such casualty, the Building shall be damaged or destroyed to such an extent as to require substantially the rebuilding of at least sixty percent (60%) thereof, and if all other leases in

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                                       33
     the Building are being terminated and the Landlord has determined not to repair or restore the Building, then, in such event, Landlord shall have the privilege of terminating this Lease as of the date of such casualty by furnishing written notice to Tenant to the effect not more than thirty (30) days after the occurrence of such casualty, in which event the rental hereunder shall be prorated and paid, or refunded, as the case may be, as of the date the casualty occurred.

34.  MISCELLANEOUS.

(a) Landlord will use reasonable efforts to negotiate favorable utility rates with the various utilities. Tenant shall pay their own separate utility charges for water, sewer and electricity, and shall pay its prorata share of heating and cooling expenses.

(b) At the request of Landlord, Tenant shall deliver current financial statements to Landlord or Landlord's bank for the purpose of securing financing.

(c) Tenant acknowledges and agrees that Landlord is in the process of seeking both state and local approvals and permits for a fourteen (14) lot subdivision ("Technology Park"). Tenant agrees to cooperate, at no expense to the Tenant, with Landlord in connection with said permits and approvals. In addition, Tenant shall not ask for party status in the approval process, nor shall Tenant directly or indirectly attempt to influence the outcome of the permit process in any manner deemed adverse to Landlord; Tenant shall not appeal any permit or approval, nor influence anyone else to appeal any permit.

(d) In any litigation between the parties regarding this lease, the losing party shall pay to the prevailing party all reasonable expenses and court costs including attorneys' fees incurred by the prevailing party. A party shall be considered the prevailing party if:

March 11, 1996
                                       34

     (1) it initiated the litigation and substantially obtains the relief it sought, either through a judgment or the losing party's voluntary action before arbitration (after it is scheduled), trial, or judgment;

     (2) the other party withdraws its action without substantially obtaining the relief it sought; or

     (3) it did not initiate the litigation and judgment is entered for either party, but without substantially granting the relief sought.

(e) The Tenant shall have the right to place 5 sign(s) on the exterior of the Building with Landlord's prior written consent, which shall not be unreasonably withheld or delayed, and subject to the Tenant receiving all approvals and permits necessary under the South Burlington sign ordinance.

(f) In the event the Premises is rendered substantially unusable (through no fault of Tenant, its employees, agents, invitees, or contractors) by reason of some event not covered by fire, casualty or business interruption insurance, and the Premises remains substantially unusable for more than two (2) weeks, there shall be a prorata abatement of Base Rent and other charges payable hereunder for the period after two (2) weeks in which the Premises remains unusable. If the Premises remains unusable for more than two (2) months, under this subparagraph, the Tenant shall have the option of terminating this lease, in which event, all payments hereunder shall be prorated and paid, or refunded as the case may be.

35.  RIGHT OF FIRST OFFER OF ADDITIONAL SPACE.

A.   Space Subject to First Offer

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                                       35

     The terms of this Paragraph 35 shall apply to the balance of the space in that one half of the Building to be occupied by Tenant as shown on Exhibit A, including that portion of such space currently subject to Tenant's expansion option under Paragraph 31, after Tenant's option has expired by its terms without having been exercised by Tenant.

B.   Notice Procedure

     The Landlord shall give the Tenant notice of the proposed rent and any other material terms upon which any part or all of the subject space is to be leased to a third party. The Tenant shall then have ten (10) business days from such notice to determine whether or not it elects to lease any or all of such space. If the Tenant does elect to lease this space, the lease for the new space will be coterminous with and on the same terms as the lease for the rest of the Tenant's Premises, with the exception of Base Rent, which will be the amount specified by the Landlord in its notice to the Tenant. If the Tenant does not elect to lease the additional space, the Landlord shall be free to offer the space to third parties at no lower rent and on no more materially favorable terms than those presented to the Tenant; provided, however, that if the Landlord is unable to lease this space within six (6) months of the date the Tenant rejected the Landlord's offer, or if the Landlord makes a different, more favorable offer to third parties, the Landlord shall be required to re-offer the space to the Tenant.

36.  WAIVER.

The failure of the Landlord to insist upon strict performance of any of the terms, conditions and covenants herein, shall not be deemed a waiver of any rights or remedies that the Landlord may have and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein contained.

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                                       36

37.  INVALIDITY OR INAPPLICABILITY OF CLAUSE.

If any term or provision of this lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this lease shall be valid and be enforced to the fullest extent permitted by law.

38.  CAPTIONS.

The headings and captions contained in the lease are inserted for convenience of reference only, and are not to be deemed part of or to be used in construing this lease.

39.  SUCCESSORS OR ASSIGNS.

The covenants and agreements herein contained shall, subject to the provisions of this lease bind and inure to the benefit of the Landlord, its successors and assigns, and Tenant, its successors and assigns, except as otherwise specifically provided herein.

40.  ENTIRE AGREEMENT; AMENDMENTS.

It is expressly understood and agreed by and between the parties hereto that this lease sets forth all the promises, agreements, conditions, inducements and understandings between the Landlord and the Tenant relative to the Premises and that there are no promises, agreements, conditions, understandings, inducements, warranties or representations, oral or written, express or implied, between them other than as herein set forth and shall not be modified in any manner except by an instrument in writing executed by the parties.


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                                       37

     IN WITNESS WHEREOF, the parties have executed this lease the day and year first above written.

In the presence of:                         PMF ENERGY, INC.
                                            AXINN-VERMONT, INC.
                                            TECHNOLOGY PARK ASSOCIATES, INC.

                                            By: TECHNOLOGY PARK ASSOCIATES, INC.


_______________________                     By:________________________________
/s/Tracy R. Knight                             /s/John Illick
                                               Its Duly Authorized Agent

                                            TENANT:

                                            BEN & JERRY'S HOMEMADE, INC.


_______________________                     By:________________________________
/s/Jeffrey Davis                               /s/Robert Holland, Jr.
                                               Its Duly Authorized Agent




[drenau.wp.pmc.tpa]lease.bj
4829/1

March 11, 1996
                                       38

                                    EXHIBIT A

                             DESCRIPTION OF PREMISES

                                   FLOOR PLAN




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                                       39

                                   EXHIBIT A-1

                                    SITE PLAN




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                                       40

                                    EXHIBIT B

                                SCHEDULE OF RENTS

                                  INITIAL TERM


Period  Annual Rental for 50,388 square feet
------  -------------

Year

 1                   $201,552 ($4.00 per square foot)

 2                    214,149 ($4.25 per square foot)

 3                    226,746 ($4.50 per square foot)

 4                    226,746

 5                    226,746

6-10                  226,746          adjusted annually for increase in CPI
                                       with a minimum of 2% per year and a
                                       maximum of 6% per year (i.e., year 6
                                       rental shall be $226,746 per year plus
                                       the increase in CPI, as defined in
                                       Exhibit D, from year 5) plus
                                       applicable CAM charges.





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                                       41

                                    EXHIBIT C

                          SERVICES SUPPLIED BY LANDLORD


          The Landlord shall provide the Premises with the following services:

          o Reasonable heating and air conditioning, for which Tenant shall pay its prorata share as additional rental. Tenant's share of heating and air conditioning cost shall be 18.32% of Landlord's total cost. If Tenant exercises its option to lease additional space pursuant to Paragraph 31 herein, Tenant's share of heating and air conditioning costs shall be 28.6% of Landlord's total cost.

          o    Snow  removal  from  all  parking  lots,  driveways,   sidewalks,
               emergency exits and roof.

          o Landscaping, including maintenance of the parking lot and lawns, trees, shrubbery, walkways and sidewalks.

          o Maintenance of the roof, exterior shell and structural elements of the Building.

          o Maintenance and preservation of the water supply, (excluding sinks and drains within the Premises), including complying with and obtaining all necessary permits.

          o    Maintenance  and   preservation  of  sewage  system,   (excluding
               toilets,  drains  and  sinks  within  the  Premises),   including
               complying with and obtaining all necessary permits.

          o    Maintenance of HVAC system, including piping to all units.

          o Existing exterior lighting or future lighting installed by Landlord.

          o    Emergency generator.

          o    Boiler.

          o    Sprinkler system; fire alarm system and panel.

          o    Provision of existing telephone lines into Building.



March 11, 1996
                                       42

                                    EXHIBIT D
                              RIGHT TO EXTEND TERM




               NO RIGHT TO EXTEND INITIAL TERM




            X The Tenant shall have the right to extend the Initial Term of this lease for two (2) additional term(s) of five (5) years each in accordance with the provisions of Paragraph 27 of the lease. The Base Rent during each year in any Renewal Term shall be equal to the Base Rent for the 10th year rate, adjusted annually by increases, if any, in the Consumer Price Index, (the "Index"), with a minimum 2% per year increase and a maximum of 6% increase in any one year. The Index shall mean the Consumer Price Index-All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor.



March 11, 1996
                                       43

                                    EXHIBIT E

                     FIT-UP AND IMPROVEMENTS TO BE PERFORMED
                             BY LANDLORD AND TENANT


     The Landlord shall perform the following improvements to the premises:

     1. Separate water meter and separate electric meter for service to the premises.

     2. Landlord shall turn the space over to Tenant in broom-clean condition, and shall remove all office equipment and the "environmental room".

     3. Landlord shall leave in place through May 1, 1996, office partitions as part of the front office space. Tenant shall have the option to purchase or lease the existing partitions after May 1, 1996 if the parties can agree on a lease or sale price.

     4. Clean existing condensate drains; provide vented traps to eliminate pressure differences caused by other AHUs and insure complete drainage of lines and pans.

     5.   Adjust, repair or replace flush valves in toilet room as needed.

     6. If lab. results on samples from AHUs at Column 8c, 9c, 8e and 9e from testing performed by Burge Aerobiology are high, remove duct and casing liner and clean and decontaminate AHU ducts by trained professionals. If lab. tests are low, remove duct and casing liner; clean ducts and AHUs; reinsulate casings and ducts with external insulation; rigid where exposed and wrap, where concealed.


     Tenant shall provide the following fit-up and improvements at its expense:

     1. Tenant may install a sky-light on the premises provided that it meets the approval of Landlord for design and structural standards.

     2. The remaining fit-up of the premises including the renovating of entrance ways and windows, shall be at the Tenant's own expense, and all Tenant fit-up plans shall be first approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed.

     At the termination of the Lease, Tenant shall not be required to remove any of its fit-up improvements.


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                                       44